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                                                                    Exhibit 10.2





                              AMENDED JANUARY 2002

                                  GENUITY INC.

                       2000 LONG-TERM STOCK INCENTIVE PLAN

                             Effective May 22, 2000




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                                TABLE OF CONTENTS

1.      PURPOSE........................................................ 1
2.      EFFECTIVE DATE AND TERM OF THE PLAN............................ 1
3.      DEFINITIONS.................................................... 1
4.      PARTICIPATION.................................................. 2
5.      ADMINISTRATION................................................. 2
6.      TYPES OF AWARDS................................................ 3
7.      LIMITATIONS ON AWARDS.......................................... 4
8.      AWARD AGREEMENTS............................................... 5
9.      PAYMENT OF AWARDS.............................................. 5
10.     REVOCATION OR AMENDMENT OF AWARDS.............................. 6
11.     LIMITATION ON NUMBER OF SHARES................................. 6
12.     AMENDMENT OR TERMINATION OF THE PLAN........................... 6
13.     ADJUSTMENT PROVISIONS.......................................... 7
14.     NO REQUIRED SEGREGATION OF ASSETS.............................. 8
15.     COSTS.......................................................... 8
16.     RIGHT OF DISCHARGE RESERVED.................................... 8
17.     NATURE OF PAYMENTS............................................. 8
18.     SEVERABILITY................................................... 8
19.     GOVERNING LAW.................................................. 8





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1.       PURPOSE

         The primary purpose of the Plan is to enable the Company to achieve superior financial performance as reflected in the performance of the Common Stock and/or other key financial or operating indicators by offering Participants incentives to effect such results.

2.       EFFECTIVE DATE AND TERM OF THE PLAN

         The Plan became effective on May 22, 2000. Unless the Plan is terminated earlier in accordance with Section 12 hereof, the Plan shall remain in full force and effect until the close of business on the date of the Company's annual meeting of shareholders in the year 2010, at which time the right to grant Awards under the Plan shall terminate automatically unless the shareholders of the Company approve an extension or renewal of the Plan.

3.       DEFINITIONS

         Except where otherwise indicated, the following terms shall have the definitions set forth below for purposes of the Plan:

         "AWARD" means any award described in Section 6 hereof.

         "AWARD AGREEMENT" means an agreement entered into between the Company and a Participant, in a form determined by the Committee in its sole discretion, setting forth the terms and conditions applicable to the Award granted to the Participant.

         "BOARD" means the Board of Directors of the Company.

         "CODE" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

         "COMMITTEE" means the Executive Compensation Committee of the Board.

         "COMMON STOCK" means the Class A common stock of the Company, including both treasury shares and authorized but unissued shares, or any security of the Company issued in substitution or exchange therefor or in lieu thereof.

         "COMPANY" means Genuity Inc.

         "EMPLOYEE" means an individual who is employed by the Company or a Related Entity.

         "FAIR MARKET VALUE" means the average of the high and low sales prices of the Shares on NASDAQ (or any other reporting system or market selected by the Committee) or the average of the closing prices on the relevant date or dates, as determined by the Committee, in its sole discretion, to be appropriate for purposes of the valuation.


Genuity Inc. 2000 Long-Term Stock Incentive Plan                          Page 1


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         "GRANT PRICE" means the price per Share at which Shares may be purchased under a stock option and the price per Share used as the base price for measuring the appreciation, if any, under a stock appreciation right. Except as provided in Section 6(a), below, the Grant Price shall not be less than the Fair Market Value of the Shares covered by the stock option or stock appreciation right on the date as of which the option or right is granted.

         "MARKET PRICE" means the price of a Share on NASDAQ (or any other reporting system or market selected by the Committee) at the time a stock appreciation right is exercised.

         "PARTICIPANT" means an Employee who has been granted an Award pursuant to the Plan.

         "PERFORMANCE BONUS" means an Award described in Section 6(c) hereof.

         "PERFORMANCE CYCLE" means a period of three consecutive fiscal years of the Company or such other period as the Committee may specify.

         "PLAN" means the Genuity Inc. 2000 Long-Term Stock Incentive Plan, on the date of adoption hereof and as it may be amended from time to time.

         "RELATED ENTITY" means a corporation, partnership, joint venture or other entity in which the Company has an ownership or other proprietary interest of at least ten percent.

         "SHARES" means shares of Common Stock.

4.       PARTICIPATION

         Only those Employees designated from time to time by the Committee shall participate in the Plan and receive Awards hereunder.

5.       ADMINISTRATION

         (a) The Plan and all Awards granted pursuant thereto shall be administered by the Committee. The Committee shall periodically determine, in its sole discretion, the Employees who shall participate in the Plan and the terms of the Awards to be granted to Participants. All questions of interpretation and administration with respect to the Plan, Awards, and Award Agreements shall be determined by the Committee in its sole and absolute discretion, and its determinations shall be final and binding upon all parties.

         (b) The Committee may delegate its authority under subsection (a), above, to persons other than its members to the extent it deems such action advisable. Any person to whom the Committee has delegated authority under subsection (a), above, may receive Awards only if the Awards are granted directly by the Committee without delegation.


Genuity Inc. 2000 Long-Term Stock Incentive Plan                          Page 2


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         (c) The Committee may, in its sole discretion, promulgate general regulations and guidelines governing the administration of the Plan and the Awards granted hereunder. The Committee also may establish regulations governing the deferred payment of Awards and may determine that deferred payments shall accrue interest at a rate or rates determined by the Committee and/or that deferred payments shall be deemed to be invested in Share equivalents or other hypothetical investments.

         (d) The Committee may not at any time adjust the purchase price, Grant Price, or Market Price specified by Section 3 hereof (except for adjustments pursuant to Section 13 hereof).

6.       TYPES OF AWARDS

         The types of Awards described in subsections (a) through (d), below, may be granted or payable under the Plan, singly or in combination or in tandem with other Awards (or with awards under other plans of the Company or a Related Entity), as the Committee may determine. All Awards shall be in a form determined by the Committee. No Award shall be inconsistent with the terms of the Plan or fail to satisfy the requirements of applicable law.

         The Committee may, from time to time, grant dividend equivalents in respect of Awards.

(A)      STOCK OPTIONS

         A stock option represents the right to purchase a specified number of Shares, at a fixed Grant Price, during a specified term as the Committee may determine. The term of a stock option shall not exceed ten years from the date as of which the Grant Price is determined.

         The Grant Price shall be payable, at the discretion of the Committee, by the payment of cash, the delivery of Shares, and/or any other means that the Committee determines to be consistent with the Plan's purposes and applicable law.

         The stock options that may be granted under the Plan include (but are not limited to) incentive stock options that comply with the requirements of
Section 422(b) of the Code. Incentive stock options may not be granted under the Plan after February 1, 2010. Incentive stock options may be granted only to Employees who are employed by the Company or by a subsidiary corporation (within the meaning of Section 424(f) of the Code), including a subsidiary corporation that becomes such after the adoption of the Plan.

         The Committee also may grant a right to purchase additional Shares to a Participant contingent upon the surrender of Shares owned by the Participant in payment of the Grant Price of a stock option granted under the Plan or upon the surrender of Shares by the Participant in payment of withholding tax liability with respect to such a stock option.

         The Grant Price of the initial stock options granted to Participants who were employees of the Company on or before the effective date of the Company's initial public offering, shall be


Genuity Inc. 2000 Long-Term Stock Incentive Plan                          Page 3


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the initial public offering price per Share. All other stock options granted under the Plan shall be exercisable at the Grant Price.

              Any stock option granted to a Participant under the Plan, or any sub-plan thereof, with an effective grant date that is within 180 calendar days of notification to the Participant of the Participant's termination from employment with the Company or with a subsidiary corporation due to a reduction in force, reorganization, or job elimination, shall not be subject to any accelerated vesting upon termination. This provision shall supersede any and all terms to the contrary in any Award Agreement, employment contract or other document. This Amendment shall not, however, apply to the stock options to be granted by the Company on or about July 2, 2002 pursuant to the Stock Option Cancel and Re-grant Offer approved by the Committee.

(B)      STOCK APPRECIATION RIGHTS

         A stock appreciation right represents the right, denominated in Shares, to receive, upon surrender of the right (or of both the right and a related option in the case of a tandem right), in whole or in part, but without payment, an amount (payable in accordance with Section 9 hereof) that does not exceed the excess of the Market Price over the Grant Price for the number of Shares for which the stock appreciation right is exercised. The term of a stock appreciation right shall not exceed ten years from the date as of which the Grant Price is determined.

(C)      PERFORMANCE BONUSES

         The Committee may, from time to time, grant Performance Bonuses to Participants in accordance with such terms and conditions that the Committee in its sole discretion may establish. Any such Performance Bonuses shall be payable in the form of Shares only (except for cash in lieu of fractional shares).

(D)      OTHER STOCK-BASED AWARDS

         The Committee may, from time to time, grant Awards (other than the Awards described above) under the Plan that consist of or are denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares. These Awards may include Shares and/or hypothetical Shares.

         The Committee may subject these Awards to restrictions on transfer and/or other restrictions on incidents of ownership as the Committee may determine.

         The Committee may grant Awards under this Section 6(d) that do not require the payment of additional consideration by the Participant (other than services previously rendered or, as may be permitted by applicable law, services to be rendered), either on the date of grant or the date any restriction(s) thereon are removed.

         The term of an Award that grants a Participant the right to purchase Shares shall not


Genuity Inc. 2000 Long-Term Stock Incentive Plan                          Page 4


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exceed ten years from the date as of which the purchase price is determined.

7.      LIMITATIONS ON AWARDS


          (a) No Participant shall be granted options to purchase more than two million Shares in one calendar year.

          (b) A Participant may receive one or more grants of Awards under the Plan at any time or times, subject to the Committee's approval as provided in subsection (c) below.

          (c) A Participant may receive a grant or grants of Awards under the Plan if, in the discretion of the Committee, such grant or grants would advance the interests of the Company and its shareholders, including, without limitation, to provide incentive to persons that could contribute to the success of the Company, to provide incentive to persons consistent with a promotion or other increase in responsibility, or to provide appropriate comparability to Awards granted to other Participants.

          (d) No Award shall be assignable or transferable other than by will or by the laws of descent and distribution. During the Participant's lifetime, an Award may be exercised only by the Participant or by the Participant's guardian or legal representative.

8.       AWARD AGREEMENTS

         An Award may be evidenced by an Award Agreement, the terms of which have been approved by the Committee, setting forth the terms and conditions applicable to the Award, including

          (a) terms and conditions governing the extent (if any) to which the Award may vest, become exercised, be exercised or paid, or be canceled or forfeited,

          (b) terms and conditions governing the disposition of the Award in the event of disability, death, or other termination of a Participant's employment,

          (c) a provision that a Participant shall have no rights as a shareholder with respect to any Shares covered by an Award until the date on which the Participant or his nominee becomes the holder of record of such Shares, and

          (d) terms and conditions governing tax withholding.

9.       PAYMENT OF AWARDS

          (a) All payments of Awards shall be made on a date prescribed by the Committee, unless the Participant has elected to defer payment in accordance with the rules and regulations established by the Committee.


Genuity Inc. 2000 Long-Term Stock Incentive Plan                          Page 5


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         (b) At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

         (c) No fractional Shares shall be issued in connection with Awards under the Plan. The Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of fractional Shares, or whether fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

         (d) Except as provided in subsection (c), above, payments of Awards shall be wholly in Shares. The Committee, in its sole discretion, shall determine whether the Shares shall be subject to restrictions on transfer and/or provisions regarding forfeiture of said Shares.


10.      REVOCATION OR AMENDMENT OF AWARDS

         (a) Subject to any early termination restrictions imposed by the Committee in an Award Agreement and except as provided in subsection
         (b), below, the Committee may not, without the written consent of the Participant, revoke an Award Agreement, and may not without such written consent make or change any determination or change any term, condition, or provision affecting an Award if the determination or change would adversely affect the Award or a Participant's rights thereto.

         (b) The Committee may at any time and in any manner modify the terms of an Award that relate to the early termination of the option or Award period after the Participant's termination of employment; provided that such modification shall not apply to an Award to the extent that it has been previously exercised.

11.      LIMITATION ON NUMBER OF SHARES

         (a) The aggregate number of Shares that may be subject to all Awards shall not exceed:

                  (1) Five percent of the outstanding Shares at the time of the initial public offering of the Shares for Awards for all individuals who were Employees on or before April 6, 2000, in the aggregate (except for Awards granted pursuant to Section 7(c) hereof; plus

                  (2) One percent of the outstanding Shares at the time of the initial public offering of the Shares for Awards for all individuals who first become Employees after April 6, 2000, and on or before January 6, 2001, in the aggregate (except for Awards granted pursuant to Section 7(c) hereof); plus

                  (3) Three percent of the outstanding Shares at the time of the initial public


Genuity Inc. 2000 Long-Term Stock Incentive Plan                          Page 6


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                        offering of the Shares plus any Shares that are
                        forfeited by a Participant or that are part of an Award that expires unexercised, for Awards granted pursuant to
                        Section 7(c) hereof to all individuals, including any individual who first becomes an Employee after January 6, 2001, in the aggregate; plus

                (4) Two Million Seven Hundred Fifty Thousand (2,750,000) Shares for all individuals who first become Employees as a result of Genuity's acquisition of Integra S.A., in the aggregate.

       (b) Subject to the limits imposed by subsection (a), above, no more than 50,000,000 Shares shall be available to be issued pursuant to incentive stock options (within the meaning of Section 422(b) of the Code or any successor thereto).

12.      AMENDMENT OR TERMINATION OF THE PLAN

         The Committee may, from time to time, alter, amend, suspend or terminate the Plan, as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law. The termination of the Plan shall not cause any previously granted Awards to terminate. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan, the Awards, and any applicable Award Agreements. This Section applies regardless of whether the termination of the Plan occurs pursuant to Section 2 hereof or pursuant to this
Section 12.

13.      ADJUSTMENT PROVISIONS

         If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Awards have been or may be issued under the Plan and that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in a manner that the Committee deems appropriate to prevent such dilution or enlargement, adjust any or all of:

         (a) the number and type of securities that thereafter may be issued under the Plan,

         (b) the number and type of securities subject to outstanding Awards, and

         (c) the Grant Price, purchase price, or Market Price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.


Genuity Inc. 2000 Long-Term Stock Incentive Plan                          Page 7


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       However, no adjustment shall be authorized with respect to incentive stock options to the extent that the adjustment would cause the options to violate Section 422(b) of the Code or any successor provision. In addition, the number of securities subject to any Award denominated in Shares shall always be a whole number.

         In the event of an acquisition by the Company by means of a merger, consolidation, acquisition of property or stock, reorganization or otherwise, the Committee shall be authorized to cause the Company to issue or to assume stock options or stock appreciation rights, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options or rights for previously issued options or rights or an assumption of previously issued options or rights, but only if and to the extent that the substitution or assumption is consistent with the other provisions of the Plan and with any applicable law.

         Subject to any required action by the Company's shareholders, if the Company is a party to any merger or consolidation, a Participant holding an outstanding Award valued directly or indirectly by Shares shall be entitled to receive, upon the exercise of the Award, the same per Share consideration on the same terms that a holder of the same number of Shares that are subject to the Award would be entitled to receive pursuant to the merger or consolidation.

         Notwithstanding the preceding paragraph, upon the occurrence of either of the following events, any unvested installment of any option shall immediately vest and becomes exercisable without regard to the annual vesting limitation contained in Section 422(d) of the Code or any language to the contrary contained in any applicable stock option agreement:

         (1) if Verizon Communications ("Verizon") experiences a change in control during a period of time in which Verizon directly or indirectly
         (a) has majority voting control of the Company or (b) holds an option which, if converted, would give Verizon majority voting control of the Company; or

         (2) if Verizon, or any affiliate of Verizon, sells or otherwise transfers to a person or entity other than Verizon or its affiliates immediately prior to such transfer: (a) a sufficient number of shares of the Company's Class A or Class C Common Stock such that the transfer results in the transferee having majority voting control of the Company; or (b) transfers a sufficient number of shares of the Company's Class B Common Stock such that in the event the transferee exercised the conversion included in such shares, the transferee would exercise majority voting control of the Company,

14.      NO REQUIRED SEGREGATION OF ASSETS

         Neither the Company nor any Related Entity shall be required to segregate any assets that may at any time be represented by Awards pursuant to the Plan.

15.      COSTS

         The Committee may require a Participant or beneficiary to bear all or part of the cost of


Genuity Inc. 2000 Long-Term Stock Incentive Plan                          Page 8


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exercising an Award or issuing Shares under the Plan.

16.      RIGHT OF DISCHARGE RESERVED

         Neither the Plan nor any Award or Award Agreement shall guarantee any Employee continued employment with the Company or a Related Entity or guarantee the grant of future Awards. Either the Company or the Employee may terminate the employment relationship at any time and for any reason.

17.      NATURE OF PAYMENTS

         All Awards made pursuant to the Plan are in consideration of services for the Company or the Related Entities. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any of the employee benefit plans of the Company or any Related Entity except as may be determined by the Board or by the board of directors of the applicable Related Entity.

18.      SEVERABILITY

         If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

19.      GOVERNING LAW

         To the extent not preempted by federal law, the provisions of the Plan will be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this provision to the substantive law of another jurisdiction, except that issues regarding the rights attendant to stock ownership shall be governed by the laws of the State of Delaware (excluding its conflicts or choice of law rules or principles) and construed accordingly.





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